Exhibit 99.1

JOINT FILING AGREEMENT

A-III Investment Partners LLC, Infinity REIT Partners LLC, Avenue Real Estate Management LLC, and Marc Lasry, in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, hereby agree that the statement on Schedule 13D to which this Agreement is attached as an exhibit is, and any amendments thereto filed by any of us will be, filed on behalf of each such person or entity, that each such person or entity is responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such person or entity contained therein.

Date: February 9, 2015

A-III INVESTMENT PARTNERS LLC By: /s/ Edward Gellert Name: Edward Gellert Title: President	INFINITY REIT PARTNERS LLC By: Avenue Real Estate Management LLC, its sole member By: /s/ Marc Lasry Name: Marc Lasry Title: Managing Member
AVENUE REAL ESTATE MANAGEMENT LLC By: /s/ Marc Lasry Name: Marc Lasry Title: Managing Member	MARC LASRY /s/ Marc Lasry Signature